UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2024, China Pharma Holdings Inc.. (the “Company”) entered into that certain securities purchase agreement (the “SPA”) with certain institutional investor (the “Investor”) with respect to an at-the-market offering under which the Investor may purchase, and the Company may sell within the commitment period from December 12, 2024 to December 31, 2024, at the Investor’s sole discretion, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $600,000 (the “Shares”) (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-276481) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2024, as amended, which was declared effective on February 14, 2024, the related prospectus contained therein, and the prospectus supplement relating to the Offering filed with the SEC on December 13, 2024.

The Investor may acquire our Common Stock through one or more closings upon our receipt of purchase notices. The number of our Common Stock will be determined based on the at-the-market price equal to the lower of (i) the closing price the day prior to the purchase notice or (ii) the five (5) day average closing prices as reported by Bloomberg or on the NYSE American Market’s website, but in no event shall the per share price be lower than $0.15, which is to be stated in the purchase notice subject to repricing adjustments as contemplated under the SPA as follows. In the event the Company’s delivery of the shares is not confirmed by 1:00 pm E.T. on the trading day the purchase notice is submitted, the Investor has the right to adjust the purchase price to match the at-the-market price on the date of the delivery of the purchase notice, which is only permitted if the market price on the delivery day is lower than the previously established price. Further, the Investor, has the right, in its sole discretion, to return to the Company any or all the shares issued under the SPA within one business day following the initial receipt of such shares and prior to the payment of the purchase price to the Company if, based on price discovery or market conditions, the Investor determines that the issuance of such shares is unfavorable.

Additionally, the Company also provided “most favored nation” treatment (the “MFN”) to the Investor should the Company enter into any financing, transaction, settlement, or similar agreement with more favorable terms within thirty (30) days after the effective date of this SPA. In the event any of the forgoing events occurs during the term above referenced, such more favorable terms shall be retroactively applied to all closed purchases and any future purchases under the SPA (the “MFN Adjustments”) as if the more favorable terms had been in effect prior to each closing. MFN Adjustments may include but are not limited to, at-the-market price discounts, the inclusion of warrants, or anti-dilution/true-up provisions. The difference in value from the MFN adjustments shall be issued to the Investor as a convertible note.

The actual proceeds to the Company will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount and proceeds to us, if any, are not determinable at this time.

The offering of our Common Stock pursuant to the SPA will terminate on the earlier of (i) the date on which the Investor has purchased our Common Stock in a value equal to $600,000, (ii) the date on which the Registration Statement is no longer effective, or (iii) December 31, 2024, unless extended or terminated earlier in accordance with the terms of the SPA.

The foregoing description of the SPA is not complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Flangas Law Group relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Form of the Securities Purchase Agreement, dated December 12, 2024, by and between China Pharma Holdings Inc. and the Investor
5.1	Opinion of Flangas Law Group
99.1	Press Release Announcing the Entry of the At-the-Market Equity Financing
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2024

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer

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